                                                                      EXHIBIT 12


RATIO OF EARNINGS TO FIXED CHARGES
1997-2001


                                                             1997                  1998                 1998PF            1999
                                                      -------------------   -------------------   -------------------   --------
                                                                               (YEAR ENDED DECEMBER 31)

Fixed Charges
Interest expense....................................               3,922                 4,108                11,400

Capitalized interest................................                  --                    --                    --

Amortization of deferred financing costs............                 524                 1,954                   849
                                                                  ------                ------                ------
TOTAL FIXED CHARGES.................................               4,446                 6,062                12,249
                                                                  ======                ======                ======

Earnings
Income before income taxes and extraordinary
  items.............................................              (2,162)                6,493                   842

Fixed Charges per above.............................   4,446                 6,062                 12,249                13,788
less interest capitalized...........................      --       4,446        --       6,062         --     12,249         --
                                                                  ------                ------                ------
Total Earnings......................................               2,284                12,555                13,091
                                                                  ======                ======                ======
Deficit of earnings to fixed charges................              (2,162)                  N/A                   N/A
Ratio of earnings to fixed charges..................                 N/A                  2.07                  1.07

                                                        1999            2000                  2001                 2001PF
                                                      --------   -------------------   -------------------   -------------------
                                                                               (YEAR ENDED DECEMBER 31)

Fixed Charges
Interest expense....................................   12,025                13,599                12,880                15,401
Capitalized interest................................       --                    --                   763                    --
Amortization of deferred financing costs............    1,763                 2,068                 2,654                   690
                                                       ------                ------                ------                ------
TOTAL FIXED CHARGES.................................   13,788                15,667                16,297                16,091
                                                       ======                ======                ======                ======
Earnings
Income before income taxes and extraordinary
  items.............................................    3,502                (6,798)               (5,993)               (3,798)
Fixed Charges per above.............................              15,667                16,297                16,091
less interest capitalized...........................   13,788         --     15,667       (763)    15,534         --     16,091
                                                       ------                ------                ------                ------
Total Earnings......................................   17,290                 8,869                 9,541                12,293
                                                       ======                ======                ======                ======
Deficit of earnings to fixed charges................      N/A                (6,798)               (6,756)               (3,798)
Ratio of earnings to fixed charges..................     1.25                   N/A                   N/A                   N/A

                                                            2002-Q1
                                                      -------------------
                                                            (THREE
                                                            MONTHS
                                                             ENDED
                                                           MARCH 31)
Fixed Charges
Interest expense....................................               2,400
Capitalized interest................................                 256
Amortization of deferred financing costs............                 563
                                                                  ------
TOTAL FIXED CHARGES.................................               3,219
                                                                  ======
Earnings
Income before income taxes and extraordinary
  items.............................................              (2,888)
Fixed Charges per above.............................    3,219
less interest capitalized...........................     (256)     2,963
                                                                  ------
Total Earnings......................................                  75
                                                                  ======
Deficit of earnings to fixed charges................              (3,144)
Ratio of earnings to fixed charges..................                 N/A
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